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Exhibit B

                                 GERDAU USA INC.

                             STOCK PLEDGE AGREEMENT
                         (SHARES OF FLS HOLDINGS, INC.)

            This Stock Pledge Agreement, dated as of September 27, 1999, is by and between GERDAU USA INC., a corporation incorporated under the laws of Delaware, and THE TORONTO-DOMINION BANK, for its own benefit and in its capacity as Agent (as hereinafter defined) for the ratable benefit of the Lenders (as hereinafter defined).

                                    RECITALS:

            A. Pursuant to the Loan Agreement (as hereinafter defined) the Lenders have agreed to make certain loans and other financial accommodations to the Borrowers;

            B. As a condition to the availability and further extension of credit under the Loan Agreement, the Agent and the Lenders have requested that the Pledgor grant to the Agent, on behalf of the Agent and the Lenders, a security interest in the Collateral (as hereinafter defined); and

            C. The Pledgor is a wholly-owned indirect Subsidiary of one of the Borrowers, and the availability and further extension of credit under the Loan Agreement inures to the substantial direct and indirect benefit of the Pledgor.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    DEFINITIONS.

            As used in this Pledge Agreement:

            "Agent" means The Toronto-Dominion Bank, as administration agent for ratable benefit of the Lenders and not in its individual capacity as a Lender, and any replacement or successor Agent appointed pursuant to the Loan Agreement.

            "Collateral" means the Pledged Stock, the Stock Rights and all proceeds of the foregoing.

            "Default" means an event described in Section 6.l.

            "Guaranty" means that certain guarantee dated as of the date hereof by the Pledgor in favor of the Agent, for its own benefit and for the benefit of the Lenders, with respect to, inter alia, the "Loan Obligations" (as defined in the Loan Agreement).

            "Issuer" means FLS Holdings, Inc., a corporation incorporated under the laws of Delaware, and its successors (including any successor by merger, amalgamation or continuation under the laws of another jurisdiction).

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            "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, lien, claim, charge, encumbrance, title retention agreement, or lessor's interest, in, of or on the Collateral or any portion thereof.

            "Loan Agreement" means the loan agreement dated as of November 8, 1996, as further amended and restated as of December 18, 1998 and September 27, 1999, among Gerdau Steel Inc., Gerdau Courtice Steel Inc., and Gerdau MRM Steel Inc., as Borrowers, the Agent, and the institutions named therein as Lenders, as it may be amended, supplemented, restated, novated or otherwise modified from time to time.

            "Obligations" means all "Guarantor's Obligations" as defined in the Guaranty.

            "Pledge Agreement" means this Stock Pledge Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

            "Pledged Stock" means all of the outstanding shares of capital stock of the Issuer.

            "Pledgor" means Gerdau USA Inc., a corporation incorporated under the laws of Delaware, and its successors and assigns.

            "Section" means a numbered section of this Pledge Agreement, unless another document is specifically referenced.

            "Shareholders' Agreement" means the agreement dated as of September 27, 1999 among Gerdau USA Inc., Kyoei Steel Ltd. and FLS Holdings, Inc. with respect to, among other things, the shares of the Issuer.

            "Stock Rights" means any stock, any dividend or other distribution and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which the Pledgor now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

            "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

            The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement.

            2. PLEDGE AND SECURITY INTEREST. In order to secure the full and complete payment and performance by the Pledgor of the Obligations when due, the Pledgor hereby pledges and grants to the Agent for the benefit of the Agent and the ratable benefit of the Lenders a first priority lien on, and security interest in, all of the Pledgor's right, title and interest in and to the Collateral.


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            3. DEPOSIT OF CERTIFICATES FOR PLEDGED STOCK. The certificates representing the Pledged Stock listed on Schedule A attached hereto shall be delivered to the Agent contemporaneously herewith together with appropriate undated stock powers duly executed in blank. Neither the Agent nor the Lenders shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not the Agent or any lender are deemed to have knowledge of such matters.

            4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants to the Agent and the Lenders that:

            4.1. Existence and Standing. The Pledgor is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Pledgor has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

            4.2. Authorization, Validity and Enforceability. The execution, delivery and performance by the Pledgor of this Pledge Agreement has been duly authorized by proper corporate proceedings, and this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought, and creates a security interest which is enforceable against the Pledgor in all now owned and hereafter acquired Collateral. No consent or approval of any Governmental Body which has not been obtained is required in connection with the execution, delivery and performance by the Pledgor of this Pledge Agreement.

            4.3. Conflicting Laws and Contracts. Neither the execution and delivery by the Pledgor of this Pledge Agreement, nor the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance by the Pledgor with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Pledgor or the Pledgor's articles of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Pledgor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement.

            4.4.  No Default.  No Default or Unmatured Default exists.

            4.5. Pledged Stock. The Pledgor is the direct and beneficial owner of each share of the Pledged Stock and the Pledged Stock represents the percentage (on a fully diluted basis) of the issued and outstanding capital stock of its issuer as set forth on Schedule A hereto. All of the shares of the Pledged Stock are duly authorized, validly issued, fully paid and non-assessable. Subject to the restrictions contained in the Shareholders' Agreement (a true copy of which has been provided by the Pledgor to the Agent prior to the execution hereof), the Pledgor has good and marketable title to the Pledged Stock and has all requisite rights, power, and authority to execute, deliver and comply with the terms of this Pledge Agreement and to pledge


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and deliver the Collateral to the Agent pursuant hereto. The Pledged Stock is free and clear of all Liens, options, warrants, puts, calls, or other rights of third persons, and restrictions, other than (i) those liens arising under this Pledge Agreement, (ii) restrictions on transferability imposed by applicable state and Federal securities laws, rules and regulations and (iii) the restrictions contained in the Shareholders' Agreement. Assuming the Agent has possession of the Pledged Stock, the pledge, assignment and delivery of the Pledged Stock pursuant to this Pledge Agreement creates a valid, continuing, first perfected Lien on the Pledged Stock in favor of the Agent, for the benefit of the Agent and the Lenders, subject to no prior Lien of any other Person, other than Permitted Liens referred to in clauses (i), (ii), (xviii) and (xix) of the definition of "Permitted Liens" in the Loan Agreement.

            5.    COVENANTS.

            From the date hereof and continuing thereafter until this Pledge Agreement is terminated pursuant to Section 9.10, the Pledgor covenants and agrees with the Agent and the Lenders as follows:

            5.1. Pledge of Additional Stock. If the Pledgor shall at any time acquire any additional shares of the capital stock of any class of the Issuer, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, the Pledgor shall forthwith (and without the necessity for any request or demand by the Agent or any Lender) deliver the certificates representing such shares to the Agent, in the same manner as described in
Section 3. The Pledgor will hold in trust for the Agent and the Lenders upon receipt and immediately thereafter deliver to the Agent any other instrument evidencing or constituting Collateral (except, prior to the occurrence of an Unmatured Default or a Default, ordinary cash dividends, if any, paid with respect to the Pledged Stock and the Stock Rights and permitted by the Loan Agreement).

            5.2. Applications, Approvals and Consents. The Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery by the issuer of the Pledged Stock of, all applications, certificates, instruments, registration statements, and all other documents and papers the Agent on behalf of the Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Governmental Body necessary or appropriate for the effective exercise of any rights under this Pledge Agreement. Upon the Pledgor's request therefor, the Agent shall acknowledge in writing receipt of all such certificates, instruments and other documents. Without limiting the generality of the foregoing, the Pledgor agrees that in the event the Agent on behalf of the Lenders shall exercise its right to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Collateral pursuant to this Pledge Agreement, the Pledgor shall execute and deliver all applications, certificates, and other documents the Agent may reasonably request and shall otherwise promptly, fully and diligently cooperate with the Agent and any other necessary persons, in making any application for the prior consent or approval of any relevant Governmental Body to the exercise by the Agent or the Lenders of any of such rights relating to all or any part of the Collateral. Furthermore, because the Pledgor agrees that the Lenders' remedy at law for failure of the Pledgor to comply with the provisions of this Section 5.2 would be inadequate and that such failure would not be adequately compensable in damages, the pledgor agrees that the covenants of this Section 5.2 may be specifically enforced.


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            5.3. Title; Security Interest and Lien. The Pledgor (a) will preserve, warrant, and defend title to and ownership of the Pledged Stock and the Lien in the Collateral created hereby against the claims of all Persons whomsoever; (b) will not at any time assign, transfer, or otherwise dispose of its right, title and interest in and to any of the Collateral; (c) will not do or suffer any matter or thing whereby the Lien created by this Pledge Agreement in and to the Collateral might or could be impaired; and (d) will not at any time, directly or indirectly, create, assume, or suffer to exist any Lien, warrant, put, option, or other rights of third Persons and restrictions in and to the Collateral or any part thereof other than (i) those Liens arising under this Pledge Agreement, (ii) restrictions on transferability imposed by applicable state and Federal securities laws, rules and regulations, (iii) Permitted Liens referred to in clauses (i), (ii), (xviii) and (xix) of the definition of that term in the Loan Agreement, and (iv) the restrictions contained in the Shareholders' Agreement.

            5.4. Further Assurances. The Pledgor, at its expense, shall from time to time execute and deliver to the Agent all such other assignments, certificates, supplemental documents and financing statements, and do all other acts or things as the Agent may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Lien created hereby. If so requested by the Agent, the Pledgor shall cause the Pledged Stock to be registered and recorded in the books, records and registers of the Issuer in the name of the. Agent or its nominee.

            5.5.  Pledged Stock.

                  5.5.1. Changes in Capital Structure of Issuers. The Pledgor will not (i) permit or suffer the Issuer to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity, except for a merger permitted by Section 11.3 of the Loan Agreement, or
(ii) vote any of the Pledged Stock in favor of any of the foregoing.

                  5.5.2. Issuance of Additional Stock. The Pledgor will not permit or suffer the Issuer to issue any stock, any right to receive stock or any right to receive earnings, except to the Pledgor.

                  5.5.3. Disposition of Collateral. The Pledgor will not sell or otherwise dispose of all or any part of the Collateral.

                  5.5.4. Registration of Pledged Stock. After the occurrence of a Default, the Pledgor will, to the extent permitted by applicable law and to the extent not previously registered in the name of the Agent or its nominee under Section 5.4 above, permit any registerable Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Required Lenders.

                  5.5.5. Exercise of Rights in Pledged Stock. The Pledgor will permit the Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Stock and the Stock rights as if it were the absolute owner thereof.


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            5.6. Notice of Default. The Pledgor will give prompt notice in writing to the Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially adversely affect the Collateral.

            6.    RIGHTS OF PLEDGOR, AGENT AND THE LENDERS.

            6.1. Default; Exercise of Stockholder Rights. (a) Unless and until an Unmatured Default or a Default shall occur and be continuing, the Pledgor shall be entitled to receive all cash dividends or other distributions on the Pledged Stock except (i) distributions made in capital stock on the Pledged Stock resulting from stock dividends or on subdivision, combination, or reclassification of the outstanding capital stock of any corporation or as a result of any merger, consolidation, acquisition or other exchange of assets of any corporation; and (ii) all sums paid on any Pledged Stock upon liquidation or dissolution or reduction of capital, repurchase, retirement or redemption. All such sums, dividends, distributions, proceeds or property described in the immediately preceding clauses (i) and (ii) shall, if received by any Person other than the Agent, be held in trust for the benefit of the Agent and the Lenders and shall forthwith be delivered to the Agent for the benefit of the Agent and the Lenders (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Agent's instructions) to be held subject to the terms of this Pledge Agreement. Upon the occurrence of a Default, the Agent, for the benefit of the Agent and the Lenders, shall be entitled to receive all payments of whatever kind made upon or with respect to any Collateral and to hold such payments as Collateral or apply such payments pursuant to the terms of this Agreement and the Guaranty. As used herein, the term "Default" shall mean the occurrence of any one or more of the following events:

            (A) Any representation or warranty made by or on behalf of the Pledgor to the Agent or the Lenders under or in connection with this Pledge Agreement or the Guaranty shall be materially false on the date as of which made.

            (B) The breach by the Pledgor (other than a breach which constitutes a Default under Section 6.1(a)(A) of any of the terms or provisions of this Pledge Agreement which is not remedied within 15 Business Days after the Pledgor knows or should have known of such failure.

            (C) The occurrence of any "Event of Default" under, and as defined in, the Loan Agreement.

            (b) Prior to the occurrence of a Default, the Pledgor shall have the sole and exclusive right to vote and give consents with respect to all of the Collateral and to consent to, ratify, or waive notice of any and all meetings. Upon the occurrence of a Default, the Agent, on behalf of the Lenders, shall have the right, but shall not be obligated, (A) to vote and give consents with respect to any Pledged Stock and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to the Agent, on behalf of the Lenders, to protect or further their interests in respect of the Collateral, (B) to deposit the Collateral under any such plan, and (C) to make any exchange, substitution, cancellation, or surrender of the Collateral required by any


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such plan and to take such action with respect to the Collateral as may be required by any such plan or for the accomplishment thereof, and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of the Collateral from the Lien of this Pledge Agreement.

            6.2. Right of Sale after Default. Upon the occurrence and during the continuance of a Default, the Agent on behalf of the Lenders may exercise any or all of the rights and remedies provided (i) in this Pledge Agreement, (ii) to a secured party when a debtor is in default under a security agreement by the New York Uniform Commercial Code and (iii) by any other applicable law including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien. Without limiting the generality of the foregoing, upon the occurrence and continuance of a Default, the Agent may sell, without recourse to judicial proceedings, with the right to bid for and buy, free from any right of redemption, the Collateral or any part thereof, upon ten days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Pledgor of the time and place of sale, for cash, upon credit or for future delivery, at the Lenders' option and in the Lenders' complete discretion:

            (a) At public sale, including a sale at any broker's board or exchange;

            (b) At private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. The Agent and the Lenders are also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as they may deem required or appropriate in the event of sale or disposition of any of the Collateral. The Pledgor understands that the Agent, on behalf of the Lenders, may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. The Pledgor agrees that (i) in the event the Agent shall so sell the Collateral, or any portion thereof, at such private sale or sales, the Agent and the Lenders, shall have the right to rely upon the advice and opinion of any Person with whom the Lenders deal at arm's length who regularly deals in or evaluates stock of the type constituting the Collateral as to the price obtainable in a commercially reasonable manner upon such a private sale. thereof, and (ii) such reliance shall be conclusive evidence that the Agent and the Lenders handled such matter in a commercially reasonable manner.

            In the case of any sale by the Agent on behalf of the Lenders of the Collateral on credit or for future delivery, the Collateral sold may be retained by the Agent until the selling price is paid by the purchaser, but neither the Agent nor any Lender shall incur liability in case of failure of the purchaser to take up and pay for the Collateral so sold.

            In the event that the Agent and the Lenders reasonably determine that a private sale is not economically practical, and if in the opinion of the Agent and the Lenders it is necessary or advisable to have such securities registered under the provisions of such Act, or any similar law relating to the registration of securities, the Pledgor agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and do or cause to be done such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such securities under the provisions of such Act or any applicable similar law relating to the


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registration of securities, and the Pledgor will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as the Agent shall request, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) use its best efforts to qualify such securities under state "blue sky" or securities laws, all as reasonably requested by the Agent; and (iii) at the request of the Agent, indemnify and hold harmless the Lenders, the Agent, any underwriters (and any Person controlling any of the foregoing), and their respective employees, officers, agents, attorneys, and accountants (collectively, the "Indemnified Parties") from and against any loss, liability, claim, damage, and expense (including, without limitation, fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact furnished by the Pledgor contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or arise out of or are based upon any omission or alleged omission by the Pledgor to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; provided, however, that the Pledgor shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to the Pledgor by an Indemnified Party specifically for use in such registration statement or preliminary or final prospectus.

            6.3. Application of Proceeds. The Agent shall apply the proceeds of the Collateral, including the proceeds of any sales or other disposition of the Collateral, or any part thereof, under Section 6, to payment of such part of the Obligations and in such order as the Agent determines in its sole discretion, unless a court of competent jurisdiction shall otherwise direct.

            6.4. Governance. All rights and remedies available to the Agent or the Lenders with respect to the grant, foreclosure and enforcement of the security interest and lien granted hereby and with respect to any action permitted hereunder may be exercised solely by the Agent acting, where so required by the Loan Agreement, with the concurrence of the Required Lenders.

            7.    WAIVERS, AMENDMENTS AND REMEDIES.

            No delay or omission of the Agent to exercise any right or remedy granted under this pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence, where so required by the Loan Agreement, of the Required Lenders, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Pledge


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Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

            8.    GENERAL PROVISIONS.

            8.1. Indemnity. The Pledgor hereby agrees to assume liability for, and does hereby agree to indemnify and keep harmless the Agent and the Lenders, and their respective successors, assigns, agents, employees, directors, officers, attorneys, accountants and other representatives (each an "Indemnitee"), from and against any and all liabilities, damages, penalties, suits, costs and expenses of any kind and nature, imposed on, incurred by or asserted against any of the Indemnitees, in any way relating to or arising out of any action taken or failure to act by the Pledgor under or in respect of this Pledge Agreement, provided that no such Person shall be entitled to indemnification for liabilities, damages, penalties, suits, costs and expenses caused by its or their own gross negligence or willful misconduct.

            8.2. Secured Party Performance of Pledgor Obligations. Without having any obligation to do so, if a Default has occurred and is continuing the Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay in this Pledge Agreement and the Pledgor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.2. The Pledgor's obligation to reimburse the Agent pursuant to the preceding sentence shall constitute an Obligation payable on demand.

            8.3. Authorization or Secured Pay to Take Certain Action. The Pledgor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact to act on behalf of the Pledgor (i) to execute on behalf of the Pledgor as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's and the Lenders' security interest in the Collateral, and (iv) to apply the proceeds of any Collateral received by the Agent to the Obligations as provided in Section 6.3 if a Default has occurred and is continuing.

            8.4. Specific Performance of Certain Covenants. The Pledgor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1 and 5.3 will cause reparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Pledgor contained in this Pledge Agreement, that the covenants of the Pledgor contained in the Sections referred to in this Section 9.4 shall be specifically enforceable against the Pledgor.

            8.5. Definition of Certain Terms. Terms defined in the New York Uniform Commercial Code which are not otherwise defined in this Pledge Agreement are used in this Pledge Agreement as defined in the New York Uniform Commercial Code as in effect on the date hereof.


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            8.6. Benefit of Agreement. The terms and provisions of this Pledge
Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent and the, Lenders and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights under this Pledge Agreement or any interest herein, without the prior written consent of the Agent.

            8.7. Survival of Representations. All representations and warranties of the Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

            8.8. Taxes and Expenses. Any taxes (including income taxes other than taxes on the overall net income of the Lenders) payable or ruled payable by Federal, Provincial or State authority or other Governmental Body in respect of this Pledge Agreement shall be paid by the Pledgor, together with interest and penalties, if any. The Pledgor shall reimburse the Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys' fees and reasonable time charges of attorneys and paralegals who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Pledge Agreement or in the collection, preservation or sale of the Collateral.

            8.9. Headings. The title of and section headings in this Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement.

            8.10. Termination. This Pledge Agreement and the Lien arising hereunder shall (i) become effective as of the date hereof upon the execution hereof and (ii) continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until no Obligations or commitments of the Pledgor or any of the Borrowers to the Agent or the Lenders which could give rise to any Obligations shall be outstanding. Upon the termination of this Pledge Agreement, the Agent will promptly deliver to the Pledgor (or to such other Person as the Pledgor or a court of competent jurisdiction shall direct), any Pledged Stock then still held by the Agent and not theretofore disposed of in foreclosure or otherwise. Such delivery shall be without warranty of, or recourse to, the Agent.

            8.11. Releases; Partial Releases. Any cash dividends received by the Pledgor in accordance with the terms of Section 61(a) shall be deemed released from the Lien of this Pledge Agreement and shall be held by the Pledgor (or any transferee of Pledgor) free and clear of the Lien created by this Pledge Agreement. Upon termination of this Pledge Agreement in accordance with the provisions of Section 8.10, the Agent shall, at the Pledgor's request and expense, execute such release as the Pledgor may reasonably request, in form and upon terms acceptable to the Agent in all respects, and shall deliver all certificates representing the Pledged Stock and other property held in respect thereof hereunder which is in the Agent's possession, together with all stock powers or other instruments of transfer reasonably required to effect delivery to the Pledgor.

            8.12. Entire Agreement. This Pledge Agreement together with the Loan Agreement and the other Loan Documents embodies the entire agreement and understanding


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

among the Pledgor, the Lenders and the Agent relating to the Collateral and supersedes all prior agreements and understandings among the Pledgor, the Lenders and the Agent relating to the Collateral.

            8.13. CHOICE OF LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            8.14. Waivers. Except to the extent expressly otherwise provided herein or in any Loan Document, the Pledgor waives, to the extent permitted by applicable law, (i) any right to require the Agent or any Lender to proceed against any other Person, to exhaust their rights in any other collateral, or to pursue any other right which the Agent or any Lender may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and non-payment, and notice of the intention to accelerate, and (iii) all rights of marshalling in respect of any and all of the Collateral.

            8.15. Agent Appointed Attorney-In-Fact. The Pledgor hereby irrevocably appoints the Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion reasonably exercised, to take any action and to execute any instrument that the Agent deems reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Pledge Agreement.

            8.16. Severability. The provisions of this Pledge Agreement are severable and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement or any jurisdiction.

            9.    NOTICES

            9.1. Sending Notices. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given and sent in accordance with the provisions of the Guaranty.

            9.2. Change in Address for Notices. Each of the Pledgor and the Agent may change the address for service of notice upon it by a notice in writing to the other party.

            10.   THE AGENT.

            The Toronto-Dominion Bank has been appointed Agent hereunder pursuant to Article 13 of the Loan Agreement, and the Agent has agreed to act (and any successor or replacement Agent shall act) as such only upon the express conditions contained in such Article.

Any successor or replacement Agent appointed pursuant to Article 13 of the Loan Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

            IN WITNESS WHEREOF, the undersigned have executed this Stock Pledge as of the date first above written.

                                            GERDAU USA INC.


                                            By:   /s/ Glen A. Beeby
                                               ---------------------------------


                                            Name:
                                                 -------------------------------


                                            Title:
                                                  ------------------------------



                                            THE TORONTO-DOMINION BANK, as agent


                                            By:   /s/
                                               ---------------------------------


                                            Name:
                                                 -------------------------------


                                            Title:
                                                  ------------------------------

                                  Schedule A to

                             STOCK PLEDGE AGREEMENT

                                  Pledged Stock

   Pledged Stock      Jurisdiction of   No. of Stock      No. of     Par Value
  Corporation Name        Domicile      Certificates      Shares     Per Share
  ----------------    ---------------   ------------      ------     ---------

FLS Holdings, Inc.   Delaware


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